                                   Exhibit 11

                             INTERVISUAL BOOKS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                 Nine Months Ended                Three Months Ended
                                                    September 30                      September 30
                                           -----------------------------       ---------------------------
                                               1996              1995             1996             1995
                                           -----------        ----------       ----------       ----------
Ending Market Price Per Share              $      2.00        $     2.44       $     2.00       $     2.44
                                           ===========        ==========       ==========       ==========
Average Market Price Per Share             $      2.22        $     2.14       $     2.04       $     2.29
                                           ===========        ==========       ==========       ==========
PRIMARY EARNINGS PER SHARE:
Net Income                                 $  (195,547)       $  100,140       $  207,316       $  301,000

Weighted average number of
   shares outstanding                        4,782,798         4,782,798        4,782,798        4,782,798

Contingent shares relating to: (1)
   Employment contract                         217,947           201,623          179,082          233,182
   Incentive stock options                       5,096                 0            1,082                0
   Non-qualified stock options                   5,150                 0              204                0
   Directors options                               172                 0                0                0
                                           -----------        ----------       ----------       ----------
Adjusted weighted average number of
   shares outstanding                        5,011,163         4,984,421        4,963,166        5,015,980
                                           -----------        ----------       ----------       ----------
Primary earnings per share                 $     (0.04)       $     0.02       $     0.04       $     0.06
                                           ===========        ==========       ==========       ==========
FULLY DILUTED EARNINGS PER SHARE:
Net Income                                 $  (195,547)       $  100,140       $  207,316       $  301,000

Weighted average number of
   shares outstanding                        4,782,798         4,782,798        4,782,798        4,782,798

Contingent shares relating to: (1)
   Employment contract                         217,947           259,615          179,082          259,615
   Incentive stock options                       5,096                 0            1,082                0
   Non-qualified stock options                   5,150                 0              204                0
   Directors options                               172                 0                0                0
                                           -----------        ----------       ----------       ----------
Adjusted weighted average number of
   shares outstanding                        5,011,163         5,042,413        4,963,166        5,042,413
                                           -----------        ----------       ----------       ----------
Fully diluted earnings per share (2)       $     (0.04)       $     0.02       $     0.04       $     0.06
                                           ===========        ==========       ==========       ==========


(1)  Contingent shares:
          Primary common stock equivalents are assumed to be repurchased at average market price.
          Fully diluted common stock equivalents are assumed to be
             repurchased at the greater of average or ending market price.
(2) Fully diluted earnings per share for the three and nine month periods ended September 30, 1996 and 1995 do not differ significantly from primary earnings per share.


                                       9